Exhibit 10.1

Partnership Agreement

This Partnership Agreement (“Agreement”) is entered into on 3 September, 2025 by and between:

1. Mitesco, Inc., a Nevada corporation with offices at 505 Beachland Blvd Ste 1377, Vero Beach, FL, 32963-1710, a Nevada corporation, including its wholly owned division Centcore Data Center (“Mitesco”), and

2. Sportzfolio LLC, a Delaware company with offices at 8 The Green Suite A, Dover, DE 19901 [“Sportzfolio”].

Recitals

WHEREAS, Sportzfolio is developing a digital marketing and property listing platform tailored for commercial athletic facility opportunities;

WHEREAS, Mitesco possesses application development capabilities and owns/operates Centcore Data Center, a Tier 3+ data center facility in Florida;

WHEREAS, the parties desire to collaborate whereby Mitesco will develop the MVP software platform for Sportzfolio and provide data center hosting in exchange for revenue sharing rights;

NOW, THEREFORE, the parties agree as follows:

1.	SOFTWARE DEVELOPMENT & DELIVERY

1.1	Scope of Work

Mitesco will design, build, and deliver a working version of the Athletic Property Listing & Marketing Platform (“Platform”) per the feature set defined in “sports discussion rev c” (attached as Exhibit A).

1.2	Cost and Payment

The development cost is $20,000. This amount shall be paid directly by Sportzfolio as part of its startup investment obligations. This payment is due as follows: $10,000 upon execution of this Agreement; $5,000 due upon presentation of an operational working model of the platform; $5,000 upon delivery of the completed platform.

2.1	Data Center Use

Sportzfolio agrees to exclusively utilize Centcore Data Center for all hosting and infrastructure services for a minimum term of 3 years.

2.2	Hosting Fees

Centcore shall waive standard retail hosting fees during the term in exchange for ongoing margin share defined in Section 3.

3.	MARGIN SHARE & REVENUE PARTICIPATION

3.1	Margin Share

In exchange for application development and infrastructure support, Mitesco shall receive 5% of gross revenue generated by Sportzfolio from all monetization streams listed in Exhibit A. Margin Share terminates with the expiration or termination of this agreement.

3.2	Reporting and Payment

Sportzfolio shall provide quarterly revenue reports and remit Mitesco’s share within 15 business days of quarter close.

4.	TERM AND TERMINATION

4.1	Initial Term

This Agreement shall remain in effect for three (3) years from the date of execution, with automatic one-year renewals unless terminated.

4.2	Termination Without Cause After Three (3) Year Term

Following the initial three (3) year term, this Agreement may be terminated by either party without cause with sixty (60) day written notice.

4.3	Termination for Cause

Either party may terminate this Agreement in the event of material breach, provided the breaching party fails to cure such breach within 30 days of written notice.

4.4	Effect of Termination

Upon termination, Sportzfolio shall have the option to buy out Mitesco’s equity interest in revenue participation for an amount equal to 2X trailing 12-month Mitesco share.

5.	INTELLECTUAL PROPERTY

5.1	Ownership

All custom code, branding, and content developed for the Platform will be the property of Sportzfolio, excluding any pre-existing modules or infrastructure IP developed independently by Mitesco or Centcore.

5.2	License Back to Mitesco

Sportzfolio grants Mitesco the non-exclusive right to list the platform in its portfolio.

6.	GOVERNING LAW & DISPUTES

This Agreement shall be governed by the laws of the State of Florida. Any dispute arising under this Agreement shall be resolved through arbitration administered by the American Arbitration Association (AAA) in Orlando, FL.

7.	GENERAL

No Agency: This agreement does not constitute a joint venture or agency relationship.

Assignment: Neither party may assign this Agreement without prior written consent.

Entire Agreement: This Agreement, including Exhibit A, constitutes the full understanding between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Mitesco, Inc., a Nevada corporation with offices at 505 Beachland Blvd Ste 1377, Vero Beach, FL, 34963-1710

By	Brian Valania
Name:	Brian Valania
Title:	General Manager

Sportzfolio, LLC

By:	Dave Conord
Name:	Dave Conord
Title:	CEO

Exhibit A – NOT INCLUDED IN SEC FILING, DEEMED TO BE CONFIDENTIAL

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